                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           MAN SANG HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                              39 CHATHAM ROAD SOUTH
                         TSIMSHATSUI, KOWLOON, HONG KONG

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 2000

To the Shareholders of Man Sang Holdings, Inc. :

        An Annual Meeting of Shareholders of Man Sang Holdings, Inc. (the "Company") will be held at Board Room, 27/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 10:00 a.m., on Wednesday, August 2, 2000 for the following purposes :

        1. To elect seven Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

        2. To ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on July 4, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

        YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                             By Order of the Board of Directors



                                             /s/ SOPHIA HO


                                             Sophia Ho
                                             Secretary
Hong Kong
July 4, 2000

                            MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                             39 CHATHAM ROAD SOUTH
                        TSIMSHATSUI, KOWLOON, HONG KONG

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 2000

PURPOSE

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), to be voted at the 2000 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at Board Room, 27/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Wednesday, August 2, 2000 at 10:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy are being mailed to shareholders on or about July 10, 2000. All of the expenses in connection with soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company's common stock, will be borne by the Company.

PROXIES AND REVOCATION OF PROXIES

        The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein and FOR the ratification of the appointment of the designated independent accountants. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

VOTING SECURITIES

        The Board of Directors has fixed July 4, 2000 as the record date (the "Record Date") for the determination of holders of common stock, $.001 par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 4,405,960 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to one-third voting control, or an aggregate of 2,202,980 votes at the Annual Meeting, in all matters voted on by the shareholders of the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

        The information furnished in the following table indicates beneficial ownership of shares of the Company's Common Stock, as of July 4, 2000, by (i) each shareholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, nominee for director and Named Officer (defined in "Information Regarding Executive Officers" in Proposal 1 below) of the Company, individually, and
(iii) all officers and directors of the Company as a group.

NAME AND ADDRESS                                                           AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP (1)         PERCENT OF CLASS
-------------------                                                       ------------------------         ----------------
Cafoong Limited (2) (4) ...........................................              2,750,000                          55%
Cheng Chung Hing, Ricky (2) (3) (4) ...............................              2,850,000                          57%
Cheng Tai Po (2) (3) (4) ..........................................              2,850,000                          57%
Yan Sau Man, Amy (3) (4) ..........................................                100,000                           2%
Wong Ka Ming (4) ..................................................                - 0 -                            *
Hung Kwok Wing, Sonny (4) .........................................                100,000                           2%
Lai Chau Ming, Matthew (4) ........................................                - 0 -                            *
Yuen Ka Lok, Ernest (4) ...........................................                - 0 -                            *
Sun Kam Fai, Zacky (4) ............................................                - 0 -                            *
Ho Suk Han, Sophia (4) ............................................                - 0 -                            *
All executive officers and directors as a group (9 persons) .......              3,150,000                          63%

-------------
 *      Less than 1%

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2) Cafoong Limited owns directly 1,357,875 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,392,125 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3) Each of Cheng Chung Hung, Ricky, Cheng Tai Po, Yan Sau Man, Amy has the right, within 60 days, to exercise non-qualified options granted under the 1996 Stock Option Plan to purchase 100,000 shares of Common Stock of the Company .

(4) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

PREFERRED STOCK

        The following table is furnished as of July 4, 2000, to indicate beneficial ownership of the Company's Series A Preferred Shares by each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Series A Preferred Shares.

NAME AND ADDRESS                                   AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP (1)     PERCENT OF CLASS
-------------------                                ------------------------     ----------------
Cafoong Limited (1) (2) .........................        100,000                      100%

-----------
(1) Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

CHANGES IN CONTROL

        To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

QUORUM AND VOTING PROCEDURES

        The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

        The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement and for the ratification of the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants; and at the discretion of the persons named in the accompanying proxy on any other business that may properly come before the Annual Meeting.

        Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the seven nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Deloitte Touche Tohmatsu as the Company's independent accountants will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

        The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy intend to vote such proxies in accordance with their best judgment.

        Under the laws of the State of Nevada, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

        Seven directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and shall have been qualified. The Board of Directors has nominated Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Wong Ka Ming; Hung Kwok Wing, Sonny; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest to serve as directors (the "Nominees"). Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

        The following table sets forth, as of July 4, 2000, the name and age, position held with the Company and term of office, of each director of the Company and the period or periods during which he or she has served in his or her respective position(s).

NAME                         AGE    POSITION(s) HELD                              TERM OF OFFICE
----                         ---    ----------------                              --------------
Cheng Chung Hing, Ricky      39     President and Chairman of the Board           1/96 - present
                                    Chief Executive Officer                       1/98 - present
                                    Chief Financial Officer                       2/99 - 8/99
Cheng Tai Po                 48     Vice Chairman of the Board                    1/96 - present
Yan Sau Man, Amy             37     Vice President and Director                   1/96 - present
Wong Ka Ming                 48     Vice President and Director                   2/00 - present
Hung Kwok Wing, Sonny        36     Director                                      11/96 - present
                                    Vice President                                11/96 - 2/00
Lai Chau Ming, Matthew       47     Director                                      11/96 - present
Yuen Ka Lok, Ernest          37     Director                                      11/96 - present


TERM OF OFFICE

        Each of the directors of the Company serves until his or her successor is duly elected at the next annual meeting of shareholders or until his or her earlier resignation or removal.


INFORMATION REGARDING EXECUTIVE OFFICERS

        The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities and information with respect to non-employee directors are indicated in the description of business experience of such persons below.

NAME                                               AGE          POSITION HELD
----                                               ---          -------------
Cheng Chung Hing, Ricky ........................   39      President, Chairman, Chief
                                                             Executive Officer
Cheng Tai Po ...................................   48      Vice Chairman
Yan Sau Man, Amy ...............................   37      Vice President
Wong Ka Ming............... ....................   48      Vice President
Sun Kam Fai, Zacky .............................   38      Chief Financial Officer
Ho Suk Han, Sophia .............................   31      Secretary

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

        CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the "Group"), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited ("Man Sang BVI") since December 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998. He was appointed a member of the Compensation Committee of the Board of Directors on September 8, 1997 and Chief Financial Officer on February 27, 1999 but resigned from the two offices on September 18, 1998 and August 2, 1999 respectively. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited ("MSIL"), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, on August 8, 1997 and August 4, 1997, respectively. Prior to the reorganization of the Group in late 1995 which culminated in the Company's issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the "Group Reorganization"), he had served as chairman and president of various companies within the Group. Mr. Cheng has nearly 20 years' experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

        CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 8, 1996 and of Man Sang BVI since December 1995. He was appointed Deputy Chairman and a Director of MSIL on August 8 and August 4, 1997, respectively. Prior to the Group Reorganization, he had served as vice-chairman of various companies within the Group. Mr. Cheng has nearly 20 years' experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

        YAN Sau Man, Amy, has served as Vice President and a Director of the Company since January 8, 1996 and of Man Sang BVI since December 1995. She was appointed as a Director of MSIL on August 12, 1997. Ms. Yan joined the Group in 1984 and has been responsible for overall marketing and sales activities of the Company.

        WONG Ka Ming, has served as Vice President and a Director of the Company since February 21, 2000. He was also appointed as a Director of MSIL on the same date. Mr. Wong obtained his B.S. Sc. and M.B.A. from the Chinese University of Hong Kong, and has over 20 years' experience in investment banking and corporate finance. Before joining the Group, Mr. Wong was a director of Fidelity Communication Company, an investors and corporate relations firm, since 1999. From 1997 to 1999, he was a director of Regal Financial Services Ltd. ("Regal") specializing in investments and fund management. Before joining Regal, he acquired extensive experience in securities brokering and marketing. He was the Managing Director of YF Securities Co. Ltd. (1995 to 1997), the Dealing Director of Jih Sun Securities
(HK) Ltd. (1993 to 1995) and a director of Seapower Securities Ltd. (1991 to
1993). Mr. Wong was employed as Senior Manager in Dao Heng Securities Ltd. from 1987 to 1991 and in Far East Bank Ltd. from 1986 to 1987. From 1984 to 1986, Mr. Wong was the Operations Manager in Engelhard Metals AG ("Engelhard"). Before joining Engelhard, he was the Marketing Manager of Sun Hung Kai Securities Ltd. from 1978 to 1984. Mr. Wong is responsible for the corporate development and investors relationship of the Company.

        HUNG Kwok Wing, Sonny, has served as Vice President and a Director of the Company since November 1, 1996. He resigned as Vice President on February 29, 2000. He was appointed a Director of MSIL on August 12, 1997. Prior to joining the Company, Mr. Hung was employed as Deputy Manager of Dah Sing Bank from February 1996 to October 1996 and as Branch Manager of The Hongkong and Shanghai Banking Corporation Limited from 1991 to February 1996. Mr. Hung received his bachelor degree in Finance and Banking from San Francisco State University and master degree in Business Administration from the University of Strathclyde, U.K. and the Baptist University of Hong Kong.

        LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. Mr. Lai was appointed a member of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Lai is currently employed as Senior Manager of Vickers Ballas Hong Kong Limited ("Vickers Ballas"). Prior to his joining Vickers Ballas in July 1996, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong. Mr. Lai has over 27 years' experience in investment, and is experienced in the areas of financial management and planning.

        YUEN Ka Lok, Ernest, has served as a Director of the Company since November 1996. Mr. Yuen was appointed Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Yuen was also appointed a Director of MSIL on August 12, 1997. Mr. Yuen is a solicitor and is currently a Partner in the law firm of Messrs. Yuen & Partners. Mr. Yuen joined Messrs. Ivan Tang & Co. ("ITC") as a Consultant in August 1994 and became a Partner in January 1996. He retired from ITC as Partner and started his own practice in the name of Yuen & Partners in August, 1997. Prior to his joining ITC, from March 1992 to August 1994, Mr. Yuen was employed as Assistant Solicitor at Messrs. Van Langenbery & Lau ("VLL") and Messrs. AB Nasir, respectively. Prior to his joining VLL, Mr. Yuen was an Articled Clerk at Messrs. Robin Bridge & John Liu. From 1985 to 1987, Mr. Yuen was an audit trainee at Price Waterhouse (now known as PriceWaterhouseCoopers), an international accounting firm. Mr. Yuen is experienced in civil and criminal litigations as well as the general commercial transactions.

        SUN Kam Fai, Zacky, joined the Company in March 1999 and has served as Vice President of the Company since May 3, 1999 but resigned on August 2, 1999. On the same date, he was appointed Chief Financial Officer of the Company. He is responsible for financial management and participates in formulation and execution of corporate policies. Mr. Sun was the Financial Controller of CCT Communication Group Limited in Hong Kong from December 1997 to February 1999 and of Synergy Power Corporation Pty Ltd in Australia from May 1995 to June 1997. In June 1992, he established an independent accounting firm in Hong Kong, which he managed until October 1994. From April 1987 to June 1992, Mr. Sun served as Project Manager of Toplus Development Limited to explore investment opportunities. From 1984 to 1987, Mr. Sun was an audit trainee at Ernst & Whinney (now known as Ernst & Young), an international accounting firm. He is a Certified Public Accountant, a fellow of the Association of the Chartered Certified Accountants, an associate of the Australian Society of Certified Public Accountants and an associate of the Hong Kong Society of Accountants.

        HO Suk Han, Sophia, has served as Secretary of the Company since January 1998. Miss Ho has nearly 10 years' experience in company secretarial work in an international accounting firm and several listed companies in Hong Kong. She is an associate of The Hong Kong Institute of Company Secretaries and The Institute of Chartered Secretaries and Administrators in Hong Kong Limited.

FAMILY RELATIONSHIPS

        Cheng Chung Hing, Ricky and Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above-named directors and executive officers of the Company.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

        Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, the Company has found that: (i) Cafoong Limited became the beneficial owner of more than 10% of the Common Stock on January 8, 1996 and such company filed Form 3 in respect thereof in February 1997; (ii) Cheng Chung Hing, Ricky and Cheng Tai Po became the indirect beneficial owners of more than 10% of the Company's Common Stock on January 8, 1996 by virtue of their respective holding of 60% and 40% of all the issued and outstanding stock of Cafoong Limited and such individuals filed Forms 3 in respect thereof on February 20, 1997; (iii) Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy and Hung Kwok Wing, Sonny were granted non-qualified stock options to purchase Common Stock on September 16, 1997 and such individuals filed Forms 4 in respect thereof on April 9, 1998; and (iv) Hung Kwok Wing, Sonny exercised all his stock options to purchase 100,000 shares of Common Stock on February 24, 2000 and filed Form 4 in respect thereof on March 6, 2000.

COMMITTEES AND ATTENDANCE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

        The Board of Directors established an Audit Committee on September 18, 1998 with Alexander Reid Hamilton as Chairman, and Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew as Committee members. Mr. Hamilton is a Director and Chairman of the Audit Committee of MSIL. He was a partner in an international accounting firm for 16 years and has over 22 years of audit and accounting experience. Mr. Hamilton serves as audit committee member of several companies which are listed on The Stock Exchange of Hong Kong Limited. With his extensive experience, the Company invited him to act as Chairman of the Audit Committee.

        The Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company. Besides the monitoring function, the Committee also makes recommendations on improvements and conducts any other duties as the Board of Directors may delegate. During the year ended March 31, 2000, the Audit Committee held four meetings to review the financial results of the Company before presentation to the Board of Directors for approval and release.

COMPENSATION COMMITTEE

        The Board of Directors established a Compensation Committee on September 8, 1997 with Yuen Ka Lok, Ernest as Chairman, and Cheng Chung Hing, Ricky and Lai Chau Ming, Matthew as Committee members. To promote the Committee's independence, Cheng Chung Hing, Ricky resigned as Compensation Committee member on September 18, 1998.

        The Compensation Committee deliberates and stipulates the compensation policy for the Company and to administer the 1996 Stock Option Plan. During the year ended March 31, 2000, the Compensation Committee met ten times (four of which were via full board meetings) to discuss and review the compensation policies of the Company.

        Besides the Audit and Compensation Committee, the Board of Directors presently maintains no other committees.

ATTENDANCE OF THE BOARD OF DIRECTORS

        During the year ended March 31, 2000, the Board of Directors held ten meetings and adopted two unanimous written consents of action. Each director (during the period in which each such director served) attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which such director served.

EXECUTIVE COMPENSATION

Overview and the Compensation Committee of the Board of Directors

        While for convenience of reference this Proxy Statement and the annual report on Form 10-K has used "the Company" when referring to the overall business of the Group, the Company itself actually has no employees. The employee directors of the Company have entered into Services Agreement with MSIL (see "Employment Agreements"). Other executive officers in the management team were employed by a subsidiary of MSIL.

        In the 1999 Annual General Meeting of MSIL held in August 1999, the shareholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal 2000. As an acknowledgment to the contribution of Yan Sau Man, Amy in increasing net sales for fiscal 2000 by 21.0%, the MSIL Board granted a bonus of $25,840 to her.

        As at July 4, 2000, the Company via its subsidiary, Man Sang BVI, holds 355,000,000 shares, or 67.60% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company is determined by the Board of Directors of MSIL, the Company's Compensation Committee takes up a monitoring function. The Committee reviews the decisions of the MSIL Board in relation to this issue. Should the Committee disagree with the decisions of the MSIL Board, the Committee may advise the Company's Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL's directors and executives.

        For fiscal 2000, all executive officers received their salaries and all or part of their bonus (if applicable) from MSIL.

        With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards more profitable and diversified business in the past year. The Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages, and granted a bonus to each of Cheng Chung Hing, Ricky, Chairman of the Board and Cheng Tai Po, Vice Chairman.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company and its subsidiaries during the three years ended March 31, 2000 of the Company's Chief Executive Officer and each of its other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") during fiscal 2000.

                                                                                           LONG-TERM
                                           ANNUAL COMPENSATION                             COMPENSATION
                                           -------------------                             ------------
                                                                                           SECURITIES
                                                                      OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR   SALARY      BONUS         COMPENSATION(5)       OPTIONS GRANTED
---------------------------         ----   ------      -----         ---------------       ---------------
                                            ($)         ($)                ($)             (#)
Cheng Chung Hing, Ricky             2000   387,597   290,698(1)         76,667 (6)              1,300,000 (9)
Chairman of the Board,              1999   387,597   290,698(2)         92,016 (6)                0
President and CEO                   1998   387,597   322,997(3)         92,016 (6)              100,000 &
                                                                                                11,800,000 (10)

Cheng Tai Po                        2000   387,597   290,698(1)        156,589 (7)              1,300,000(9)
Vice Chairman                       1999   387,597   290,698(2)         93,589 (7)                0
                                    1998   387,597   322,997(3)           -                     100,000 &
                                                                                                11,800,000 (10)

Yan Sau Man, Amy                    2000   129,199   25,840(4)            -                     2,000,000 (9)
Vice President and Director         1999   129,199     -                  -                       0
                                    1998   129,199     -                  -                     100,000 &
                                                                                                5,000,000 (10)

Hung Kwok Wing, Sonny               2000   121,248     -                  -                     1,800,000 (9) & (11)
Director (resigned as Vice          1999   129,199     -                  -                     0
President on February 29, 2000)     1998   129,199     -                  -                     100,000 (12) &
                                                                                                4,000,000 (10) & (11)

Sun Kam Fai, Zacky (8)              2000   114,126     -                  -                     650,000 (9)
Chief Financial Officer

--------
(1) Cheng Chung Hing, Ricky and Cheng Tai Po received bonus of $129,200 and $161,498 from each of the Company and MSIL respectively for fiscal 2000.

(2) Cheng Chung Hing, Ricky and Cheng Tai Po received bonus of $161,498 and $129,200 from each of the Company and MSIL respectively for fiscal 1999.

(3) Half of the bonus of each of Cheng Chung Hing, Ricky and Cheng Tai Po for fiscal 1998 was paid by the Company, and half of which was paid by MSIL.

(4)     Yan Sau Man, Amy received bonus of $25,840 from MSIL for fiscal 2000.

(5) Although the officers receive certain perquisites such as company provided life insurance and medical insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(6) In addition to the amounts referred to in note (1) to (3) above, Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $76,667 for fiscal 2000 and $92,016 for fiscal 1999 and 1998. The estimated fair rental value is based on the "rateable value" assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(7) In addition to the amounts referred to in note (1) to (3) above, Cheng Tai Po is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $156,589 and $93,589 for fiscal 2000 and 1999 respectively. The estimated fair rental value is based on the "rateable value" assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(8) In fiscal 2000, Sun Kam Fai, Zacky became, for the first time, a person whose compensation is to be reported in this table. Therefore, his compensation in prior year is not reported.

(9) Each named executive received options from MSIL. See "Executive Compensation - Option Grants in Fiscal 2000".

(10) Save for Sun Kam Fai, Zacky, each named executive received options from both the Company and MSIL in fiscal 1998.

(11) Following the resignation of Hung Kwok Wing, Sonny as executive director of MSIL, the options granted to him by MSIL expired on March 31, 2000. Mr. Hung remains as non-executive director of MSIL.

(12) In February 2000, Hung Kwok Wing, Sonny exercised all his options to purchase 100,000 shares of the Common Stock of the Company. See "Executive Compensation - Option Exercises in Fiscal 2000".

OPTION GRANTS IN FISCAL 2000

The Company

        In fiscal 2000, the Company did not grant any option to any of its directors or executive officers.

MSIL

        MSIL adopted a share option scheme (the "Share Option Scheme") on September 8, 1997. The Share Option Scheme is administered by the MSIL Board of Directors, whose decisions are final and binding on all parties. The Compensation Committee of the Company takes up a monitoring function.

        Options to subscribe for MSIL shares of nominal value of HK$0.10 were granted to the directors and certain senior employees of MSIL on November 16, 1999 at a subscription price of HK$0.256 per share. The subscription price represented 80% of the average closing prices of the shares on The Stock Exchange of Hong Kong Limited as stated in such exchange's daily quotation sheets for the five trading days immediately preceding the date on which the options were offered to the directors and employees. The options can be exercised in a period of two years commencing on the expiry of six months after the options are accepted in accordance with the Share Option Scheme, and expiring on the last day of such two-year period.

                              INDIVIDUAL GRANTS
                            --------------------
                                         PERCENT                                           POTENTIAL
                                            OF                                          REALIZABLE VALUE
                                          TOTAL                                        AT ASSUMED ANNUAL
                              NUMBER       MSIL                                          RATE OF STOCK
                                OF       OPTIONS                                             PRICE
                           SECURITIES    GRANTED                                        APPRECIATION FOR
                            UNDERLYING      TO                                           OPTION TERM
    NAME AND PRINCIPAL       OPTIONS    EMPLOYEES      EXERCISE      EXPIRATION      -----------------------
         POSITION           GRANTED      IN 2000        PRICE           DATE            5%           10%
--------------------------- ---------    ---------    ----------     ------------    ---------     ---------
                              (#)          (%)        (HK$/SHARE)                     (HK$)         (HK$)
Cheng Chung Hing, Ricky
Chairman of the Board       1,300,000     11.21         0.256         5/15/2002      137,306       195,728

Cheng Tai Po
Vice Chairman               1,300,000     11.21         0.256         5/15/2002      137,306       195,728

Yan Sau Man, Amy
Director                    2,000,000     17.24         0.256         5/15/2002      211,240       301,120

Hung Kwok Wing, Sonny*
Director                    1,800,000     15.52         0.256         5/15/2002      190,116       271,008

Sun Kam Fai, Zacky
Group Financial Controller    650,000      5.60         0.256         6/13/2002       68,653        97,864

Ho Suk Han, Sophia
Secretary                     450,000      3.88         0.256         5/15/2002       47,529        67,752

-----------------
* Following the resignation of Hung Kwok Wing, Sonny as executive director of MSIL, the options granted to him expired on March 31, 2000. Mr. Hung remains as non-executive director of MSIL.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION/SAR VALUES

The Company

                                                       NUMBER OF
                                                       SECURITIES            VALUE OF
                                                       UNDERLYING          UNEXERCISED
                              SHARES                  UNEXERCISED          IN-THE-MONEY
                             ACQUIRED               OPTIONS/SARS ON      OPTIONS/SARS ON
                                ON       VALUE     MARCH 31, 2000 (#)   MARCH 31, 2000 ($)
                             EXERCISE   REALIZED      EXERCISABLE/         EXERCISABLE/
           NAME                (#)        ($)        UNEXERCISABLE        UNEXERCISABLE
--------------------------- ---------- ----------  -------------------  -------------------
Cheng Chung Hing, Ricky         0          0           100,000/0             96,700/0
Chairman of the Board,
President
and CEO

Cheng Tai Po                    0          0           100,000/0             96,700/0
Vice Chairman


Yan Sau Man, Amy                0          0           100,000/0             96,700/0
Vice President

Hung Kwok Wing, Sonny        100,000    203,000           0/0                  0/0
(Vice President, resigned
on Feb 29, 2000)


MSIL

        No executive officer exercised his/her options to purchase shares of MSIL in Fiscal 2000.

PERFORMANCE GRAPH

        The following graph summarizes cumulative total shareholder return (assuming reinvestment of dividends) on the Common Stock of the Company and IWI Holding Limited ("IWI"), a peer issuer selected by the Company. The Company's Common Stock was first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on June 17, 1996. As there was no trading of the Company's Common Stock on June 17 and June 18, 1996, the trading price of the Common Stock of the Company was not available.

Therefore, the measurement period hereto commenced on June 19, 1996 and ended on March 31, 2000, the Company's 2000 fiscal year end date. The graph assumes that $100 was invested on June 19, 1996.

        The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future stock price performance or the financial performance of the Company. Shareholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 2000.

                                  [LINE GRAPH]

                             6/19/96    3/31/97  3/31/98   3/31//99   3/31/00
                             -------    -------  -------   --------   -------
The Company's Common Stock   $100        $15.57   $8.93      $12.50    $16.07
IWI's Common Stock           $100        $46.67   $8.32      $3.73     $21.33

        As there is no broad equity market index for the OTC Bulletin Board where the Company's Common Stock is traded and there is no published industry or line-of-business index for the pearl or jewelry business in which the Company is engaged, the Company has selected IWI as a peer issuer for comparison. IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewelry and whose shares are traded on NASDAQ.

EMPLOYMENT AGREEMENTS

        The Company itself has no employment agreement with any of its officers or employees. However, MSIL entered into Service Agreements with each of Cheng Chung Hing, Ricky; Cheng Tai Po and Yan Sau Man, Amy on September 8, 1997; with Wong Ka Ming on February 10, 2000. The major terms of these agreements are as follows:-

- the service agreement of each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy is for an initial term of 3 years commencing on September 1, 1997. The service agreement of Wong Ka Ming is for an initial term of 2 years commencing on February 21, 2000. Each service agreement may be terminated by either party by giving the other written notice of not less than 3 months;

- the annual basic salary payable to each of Cheng Chung Hing, Ricky, Cheng Tai Po, Yan Sau Man, Amy, and Wong Ka Ming shall be HK$3 million, HK$3 million, HK$1 million and HK$1 million respectively, subject to annual review by the Board of MSIL every year; and

- each of Cheng Chung Hing, Ricky, Cheng Tai Po, Yan Sau Man, Amy, and Wong Ka Ming is also entitled to a discretionary bonus in respect of each financial year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any financial year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

COMPENSATION OF DIRECTORS

        No employee of the Company receives any compensation for his or her service as a Director. The non-employee directors of the Company were compensated for their services as directors in fiscal 2000 as follows:-

        Non-employee Directors                      Directors' Fee
        ----------------------                      --------------
                                                           $
        Lai Chau Ming, Matthew .................      12,920
        Yuen Ka Lok, Ernest ....................      25,840

        MSIL paid $25,840 to Alexander Reid Hamilton (who is not a director of the Company) for his services as a director of MSIL. No additional compensation of any nature was paid to any non-employee director of the Company for their services as directors.

        An amount of $500 is paid to each non-employee director and to Alexander Reid Hamilton for his participation in each Audit Committee meeting. In fiscal 2000, the Audit Committee members were compensated as follows:-

                                                  Amount Received
                                                  ---------------
        Audit Committee Members                The Company     MSIL
        -----------------------                -----------     -----
                                                   ($)          ($)
        Lai Chau Ming, Matthew                    1,500         N/A
        Yuen Ka Lok, Ernest                       2,000        2,000
        Alexander Reid Hamilton                   2,000        2,000


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are not executives of the Company or any of its subsidiaries, but Yuen Ka Lok, Ernest, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company and its subsidiaries. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company and its subsidiaries.

        Except as described in this and the immediately preceding paragraph, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity outside the Group, one of whose executive officers served on the Company's Compensation Committee, or
(iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the past three years,

- the Company has loaned funds to Cheng Chung Hing, Ricky and Cheng Tai Po, the founders and principal shareholders of the Company. The maximum amount advanced to Cheng Chung Hing, Ricky and Cheng Tai Po during the past three years was $70,091 and $106,223 respectively. During fiscal 2000, the Company advanced $70,091 to Cheng Chung Hing, Ricky and $45,857 to Cheng Tai Po respectively. Both of them repaid the amount before March 31, 2000. All such advances were made on an interest free basis and without definitive repayment terms.

- the Company has not received advances from any director, executive officer or shareholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company's Common Stock.

- Cheng Chung Hing, Ricky has utilized a leasehold property of the Company as his personal residence at no cost to him. Since October 11, 1998, Cheng Tai Po has utilized a leasehold property of the Company as his personal residence at no cost to him. See "Executive Compensation".

        Yuen Ka Lok, Ernest, a director of both the Company and MSIL, the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company.

        Alexander Reid Hamilton, Chairman of the Audit Committee of the Board of Directors of the Company, is a director of MSIL.

                                   PROPOSAL 2
                       RATIFICATION OF THE APPOINTMENT OF
                    DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed Deloitte Touche Tohmatsu as independent accountants for the fiscal year ended March 31, 2000 and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual meeting. Deloitte Touche Tohmatsu will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

SHAREHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING

        Any shareholder proposal intended for inclusion in proxy materials for the 2001 annual meeting of the shareholders must be received in proper form by the Company at its principal office no later than March 24, 2001.

OTHER MATTERS

        The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

ANNUAL REPORTS

        A copy of the Company's 2000 Annual Report to shareholders, which is the Company's annual report on Form 10-K for the fiscal year ended March 31, 2000 accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                            By Order of the Board of Directors



                                            /s/ SOPHIA HO


                                            Sophia Ho
                                            Secretary

Hong Kong
July 4, 2000

                            MAN SANG HOLDINGS, INC.
                               21/F Railway Plaza
                             39 Chatham Road South
                        Tsimshatsui, Kowloon, Hong Kong

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 2, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), on August 2, 2000, at 10:00 a.m., or at any postponements or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote as if personally present.

1. GRANTING _____________ WITHHOLDING _____________ authority to vote for the election as directors of the Company the following nominees:
     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)
          Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Wong Ka Ming; Hung Kwok Wing, Sonny; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest.

2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.

                  [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

                       (continued, and to be signed, on other side)

                           (continued from other side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IF ANY OTHER MATTER SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF PROXIES.

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.


                                        Dated :                           , 2000
                                                --------------------------

                                        -------------------------------------
                                                       Signature

                                        -------------------------------------
                                                  Signature if held jointly

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.